UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2014

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 7, 2014, CONSOL Energy Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) in Pittsburgh, Pennsylvania. The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The following individuals were elected as directors to hold office for a one-year term expiring at the annual meeting in 2015 or until their respective successors are elected and qualified:

Director Name	For	Withheld	Broker Non-Votes	Abstain
J. Brett Harvey	185,375,007	17,164,228	5,981,237	50
Nicholas J. DeIuliis	200,644,567	1,894,668	5,981,237	50
Philip W. Baxter	182,821,239	19,717,996	5,981,237	50
James E. Altmeyer, Sr.	171,039,380	31,499,855	5,981,237	50
Alvin R. Carpenter	200,629,015	1,910,220	5,981,237	50
William E. Davis	200,108,225	2,431,010	5,981,237	50
Raj K. Gupta	201,136,669	1,402,566	5,981,237	50
David C. Hardesty, Jr.	171,425,335	31,113,900	5,981,237	50
Maureen E. Lally-Green	201,441,555	1,097,680	5,981,237	50
John T. Mills	183,022,365	19,516,670	5,981,237	50
William P. Powell	200,435,716	2,103,519	5,981,237	50
Joseph T. Williams	182,864,552	19,674,683	5,981,237	50

Proposal 2: Ernst & Young LLP was ratified as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2014.

For:	207,486,599
Against:	939,127
Abstain:	94,796

Proposal 3: A non-binding resolution regarding compensation paid to our named executive officers in 2013 was approved.

For:	159,060,902
Against:	43,270,098
Abstain:	208,285
Broker Non-Votes:	5,981,237

Proposal 4: The shareholder proposal regarding political contributions was rejected.

For:	23,604,800
Against:	145,212,847
Abstain:	33,721,638
Broker Non-Votes:	5,981,237

Proposal 5: The shareholder proposal regarding a climate change report was rejected.

For:	30,186,155
Against:	138,371,318
Abstain:	33,981,812
Broker Non-Votes:	5,981,237

Proposal 6: The shareholder proposal regarding an independent board chairman was rejected.

For:	81,730,019
Against:	120,690,973
Abstain:	118,293
Broker Non-Votes:	5,981,237

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Stephen W. Johnson
Stephen W. Johnson
Executive Vice President and Chief Legal and Corporate Affairs Officer

Dated: May 7, 2014